Exhibit 16.1

March 6, 2024

United States Securities and Exchange

Commission Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C.

20549

Re: The Greater Cannabis Company, Inc.

Dear Sirs/Madams,

We have read the statements under item 4.01 in the Form 8-K dated March 5, 2025, of The Greater Cannabis Company, Inc. to be filed with the Securities and Exchange Commission and we agree with such statements therein as related to our firm.

Regards,

Yours faithfully,

For: Olayinka Oyebola & Co

Yinka Oyebola FCA

Managing Partner/CEO